Putnam High Yield Trust

1.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
Schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 50 to the Registrants Registration Statement filed on December 28,
2016.